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                                                                  EXHIBIT 10.12

                                    FORM OF
                           STOCK REPURCHASE AGREEMENT

         This STOCK REPURCHASE AGREEMENT ("Agreement") is made and entered into effective as of this ___ day of August, 1999, by and between WITNESS SYSTEMS, INC., a Georgia corporation (the "Company") and _______________ ("Stockholder").

         WHEREAS, Stockholder is the owner of ______ shares of the $.01 par value per share common stock (the "Common Stock") of the Company; and

         WHEREAS, Stockholder desires to sell to the Company, and the Company desires to repurchase and redeem ______ shares of Common Stock owned by Stockholder (the "Repurchased Shares") on the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do mutually agree as follows:

         1. REPURCHASE OF REPURCHASED SHARES. On the date hereof and subject to the terms and conditions of this Agreement, Stockholder shall transfer to the Company all of the Repurchased Shares, free and clear of all liens, encumbrances, equities and claims, for the total purchase price of __________ ______________________________ ($______) (the "Purchase Price"). The Purchase
Price shall be payable by delivery of same day funds in the amount of the Purchase Price concurrently with execution of this Agreement.

         2. CLOSING. The closing of the transactions contemplated herein (the "Closing") shall occur concurrently with the execution hereof. At the Closing, the parties shall tender delivery of the documents and instruments as indicated below:

            (a)   Stockholder:

                  (i)      an executed copy of this Agreement; and

                  (ii) a stock certificate(s) representing the Repurchased Shares, duly endorsed for transfer to the Company or a Lost Certificate Affidavit and Indemnity Agreement in a form satisfactory to the Company in the event Stockholder cannot locate such stock certificate.

            (b)   The Company:

                  (i)      an executed copy of this Agreement;

                  (ii) same day funds in the form of a cashier's check or wire transfer in the amount of the Purchase Price.

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         3.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

                  (a) Stockholder represents and warrants to the Company and agrees that Stockholder has full power and authority to execute, deliver, and carry out the terms of this Agreement and that this Agreement constitutes a valid and binding obligation of Stockholder, enforceable against the Stockholder in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, has constituted or will constitute or result in a default or violation of any term or provision of any agreement to which Stockholder is a party.

                  (b) Stockholder represents and warrants to the Company with respect to the Repurchased Shares that: (i) Stockholder has the unrestricted power and the unqualified right to sell, assign, and deliver to the Company good, valid, and marketable title to the Repurchased Shares, free and clear of any liens, claims, encumbrances and equitable rights, (ii) no option, contract, or other agreement exists pursuant to which any person or entity has any right to purchase or otherwise acquire, now or in the future, any portion of any of the Repurchased Shares, and (iii) Stockholder neither owns nor holds any option, warrant, convertible security, or any right, contractual or otherwise, to purchase or acquire any additional interests in the Company.

                  (c) There is no action, suit or proceeding, claim, inquiry, arbitration or investigation pending, or to the knowledge of the Stockholder, threatened against the Stockholder, which would impair the ability of the Stockholder to consummate the transactions contemplated by this Agreement.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  (a) The Company represents and warrants to Stockholder that the Company has full power and authority to execute, deliver and carry out the terms of this Agreement and that the Company has duly and validly authorized, executed and delivered this Agreement. The Company further represents and warrants to Stockholder that this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, has constituted or will constitute or result in a default or violation of any term or provision of any agreement to which the Company is a party.

                  (c) There is no action, suit or proceeding, claim, inquiry, arbitration or investigation pending, or to the knowledge of the Company, threatened against the Company, which would impair the ability of the Company to consummate the transactions contemplated by this Agreement.


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                  (d) The Company has not prepared a prospectus or other similar documentation related to an initial public offering of its Common Stock and does not anticipate that such an offering will be made in the next three months.

         5.       INDEMNIFICATION.

                  (a) Stockholder agrees to indemnify and hold the Company and its affiliates, stockholders, directors, officers and representatives harmless from any claims, damages, charges, liabilities, demands, expenses, lawsuits or other obligations of any nature (including, but not limited to, attorneys fees and costs), threatened, asserted or secured against, incurred, sustained or suffered in connection with, arising out of, resulting from or incident to any breach of any representation, warranty, covenant or agreement of Stockholder hereunder.

                  (b) The Company agrees to indemnify and hold harmless Stockholder from any claims, damages, charges, liabilities, demands, expenses, lawsuits or other obligations of any nature (including, but not limited to, attorneys fees and costs), asserted or secured against, incurred, sustained or suffered in connection with, arising out of, resulting from or incident to any breach of any representation, warranty, covenant or agreement of the Company hereunder.

         6. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and sent by certified or registered mail, return receipt requested and shall be deemed to have been given when delivered to the address specified below, or to such other address as may be specified by any party by notice to the other parties.

         7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

         8. ENTIRE AGREEMENT. This Agreement contains all the terms and conditions of the understandings of the parties relating to the subject matter of this Agreement and supersedes any and all prior and contemporaneous agreements, whether oral or written, respecting the within subject matter.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. This Agreement may be executed and delivered by fax (telecopier); any original signatures that are initially delivered by fax shall be physically delivered with reasonable promptness thereafter.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         11. STOCKHOLDER ACKNOWLEDGMENT. Stockholder hereby specifically and expressly acknowledges each of the following:


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                  (i)    the fair market value of the Repurchased Shares is
         speculative and unknown at this time;

                  (ii) the Purchase Price may not reflect the fair market value of the Repurchased Shares;

                  (iii) the fair market value of the Common Stock may increase dramatically following the date hereof;

                  (iv) the Company has sold shares of its Series C Convertible Preferred Stock at a purchase price that exceeds the Purchase Price;

                  (v) the Company may in the future consummate an initial public offering of the Common Stock, which would likely result in a substantial increase in the fair market value of the Common Stock;

                  (vi) any shares Common Stock to be retained by Stockholder following the repurchase contemplated hereby shall remain subject to that certain Stockholders' Agreement, dated March 18, 1997, by and among the Company and its stockholders;

                  (vii) Stockholder has been provided with the opportunity to speak with and ask questions of the officers, directors, other stockholders of the Company and the Company's legal counsel, and to review documents and information regarding the Company and the repurchase contemplated hereby; and

                  (viii) Stockholder has not relied on any representations, promises or agreements of any other person in determining to consummate the repurchase contemplated hereby, other than the representations contained in this Agreement. Stockholder further acknowledges that he has been represented by an attorney regarding legal matters concerning this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties have hereto set their hands and seals as of the day and year first written above.


COMPANY:                                    STOCKHOLDER:

WITNESS SYSTEMS, INC.



By:
   -------------------------------------    ------------------------------------

   Chief Financial Officer

Address: 1105 Sanctuary Parkway
         Suite 210                          Address for notices for Stockholder:
         Alpharetta, Georgia  30004
         Attn.:  Chief Executive Officer


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